Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------
                      STATE FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)

                    Wisconsin                                 39-1489983
         (State or other jurisdiction of                   (I.R.S. Employer
          incorporation or organization)                  Identification No.)

             10708 W. Janesville Road                            53130
             Hales Corners, Wisconsin                         (Zip Code)
     (Address of principal executive offices)

           Home Bancorp of Elgin, Inc. 1997 Stock Option Plan
                        (Full title of the plan)

               Michael J. Falbo
    President and Chief Executive Officer                      Copy to:
     State Financial Services Corporation                  Ulice Payne, Jr.
           10708 W. Janesville Road                         Foley & Lardner
        Hales Corners, Wisconsin 53130                 777 East Wisconsin Avenue
                (414) 425-1600                        Milwaukee, Wisconsin 53202
     (Name, address and telephone number,                   (414) 271-2400
  including area code, of agent for service)
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                           --------------------------
                         CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ------------------------- -------------------
                                                                               Proposed
                                                      Proposed                 Maximum
       Title of                 Amount                 Maximum                Aggregate              Amount of
   Securities to be              to be             Offering Price              Offering             Registration
      Registered              Registered              Per Share                 Price                   Fee
------------------------ ---------------------- ---------------------- ------------------------- -------------------
     Common Stock,
     $.10 par value         640,645 shares            $16.85(1)           $10,794,868.25(1)         $3,000.98(2)
------------------------ ---------------------- ---------------------- ------------------------- -------------------
(1)   Estimated  pursuant to Rule 457(h) under the  Securities  Act of 1933,  as
      amended,   based  on  an  exercise  price  of  $16.85  per  share  of  the
      Registrant's Common Stock, par value $.10 per share.
(2)   The registration  fee has been calculated  pursuant to Section 6(b) of the
      Securities  Act as follows:  .000278 times the Proposed  Maximum  Offering
      Price.
                        ---------------------------------
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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission ("Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by State Financial Services Corporation (the "Company") with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, which includes audited financial statements as of and for the year ended December 31, 1997.

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1997.

         (c) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A, dated June 4, 1990, filed with the Commission pursuant to Section 12 of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Pursuant to the provisions of the Wisconsin Business Corporation Law ("WBCL"), directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent that such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure to perform constituted: (a) a wilful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) wilful misconduct.

         Additionally, under the WBCL, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

         The Company's By-Laws contain similar indemnification provisions as to its officers and directors.

         The indemnification provided by the WBCL and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The Company also carries directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The  following   exhibits  have  been  filed  (except  where  otherwise
indicated) as part of this Registration Statement:

Exhibit No.                Exhibit

  (4.1)           Home Bancorp of Elgin, Inc. 1997 Stock Option Plan
  (4.2)           Form of Stock Option  Agreement  for  Officers  and  Employees
                  under the Home Bancorp of Elgin, Inc. 1997 Stock Option Plan
  (4.3)           Form of Stock Option Agreement for Outside Directors under the
                  Home Bancorp of Elgin, Inc. 1997 Stock Option Plan
   (5)            Opinion of Foley & Lardner
 (23.1)           Consent of Foley & Lardner (included in Exhibit 5 hereof)

 (23.2)           Consent of Ernst & Young LLP
  (24)            Power of Attorney relating to subsequent  amendments (included on the signature page to this Registration Statement)

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hales Corners, and State of Wisconsin, on this 7th day of January, 1999.

                                    STATE FINANCIAL SERVICES
                                       CORPORATION


                                    By: /s/Michael J. Falbo
                                        Michael J. Falbo,
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Michael J. Falbo and Michael A. Reindl, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

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          Signature                                      Title                                Date



/s/Michael J. Falbo                   President, Chief Executive Officer               January 7, 1999
Michael J. Falbo                      (Principal Executive Officer) and
                                      Director



/s/Michael A. Reindl                  Senior Vice President, Controller and            January 7, 1999
Michael A. Reindl                     Chief Financial Officer (Principal
                                      Financial and Accounting Officer)



Jerome J. Holz                        Chairman of the Board, Vice President            January 7, 1999
Jerome J. Holz                        and Director


/s/Richard A. Horn                    Director                                         January 7, 1999
Richard A. Horn


/s/Barbra E. Holz-Weis                Director                                         January 7, 1999
Barbara E. Holz-Weis


/s/David M. Stamm                     Director                                         January 7, 1999
David M. Stamm


/s/Ulice Payne, Jr.                   Director                                         January 7, 1999
Ulice Payne, Jr.
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                                       6

                                  EXHIBIT INDEX
                           HOME BANCORP OF ELGIN, INC.
                             1997 STOCK OPTION PLAN


Exhibit No.                      Exhibit                           Sequentially
                                                                   Numbered Page
   (4.1)       Home Bancorp of Elgin, Inc. 1997 Stock
               Option Plan
   (4.2)       Form of Stock Option Agreement for Officers
               and Employees under the Home Bancorp of
               Elgin, Inc. 1997 Stock Option Plan
   (4.3)       Form of Stock Option Agreement for Outside
               Directors under the Home Bancorp of Elgin,
               Inc. 1997 Stock Option Plan
    (5)        Opinion of Foley & Lardner
   (23.1)      Consent of Foley & Lardner (included in
               Exhibit 5 hereof)
   (23.2)      Consent of Ernst & Young LLP
    (24)       Power of Attorney relating to subsequent                 ___
               amendments (included on the signature page to this Registration Statement)